UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 1, 2012
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

May 1, 2012 is the distribution date for the previously announced Delta Natural Gas Company, Inc., (the “Company”) two-for-one stock split (the “Stock Split”) of the Company’s issued and outstanding common stock (the “Common Stock”), par value $1.00 per share.  The Company’s Board of Directors declared the Stock Split on February 17, 2012, pursuant to which one (1) additional share of Common Stock is being issued for each share of Common Stock held by shareholders of record as of the close of business on April 17, 2012.  May 2, 2012 will be the ex-dividend date, which is the first day that the Common Stock will trade on a post-split basis at a post-split adjusted price.  See Exhibit 99.1 for the Company’s press release issued on May 1, 2012 regarding the Stock Split.

The Stock Split will increase the Company’s total shares of common stock outstanding from 3,408,696 shares outstanding prior to the stock split to 6,817,392 shares.

Item 9.01	Financial Statements and Exhibits

(d)                      Exhibits

Exhibit No.       Description

99.1                    Press Release issued on May 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: May 1, 2012	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary